Oppenheimer Holdings Inc. Announces the Filing of a Form 12b-25

Notification of Late Filing with the Securities and Exchange Commission and the Restatement of its Financial Statements

Toronto and New York, May 9, 2005 – Oppenheimer Holdings Inc. today announced that as a result of an error in the accounting treatment of certain real estate leases, management, the Audit Committee and the Board of Directors concluded that the Company’s financial statements for the fiscal year ended December 31, 2004 and the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 should no longer be relied upon and will be restated. The correction involves recording expense for leases with escalating rents on a straight-line basis over the lease term, rather than as paid and to correctly account for landlord incentives. The impact of this error is in the process of being estimated by the Company. However, it did result in the understatement of expenses and the omission of the related deferred rent liability for the periods being restated. The final determination of the error is subject to completion of the Company’s currently ongoing review of the issue and the completion by its independent registered public accountants of their audit and review of the figures. The Company will file with the SEC an amended Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and amended Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2004 and September 30, 2004 to report these restatements. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 will include the restated comparative financial statements, as applicable, including the financial statements for the quarterly period ended March 31, 2004. On April 27, 2005, the Company reported earnings of $3,765,000 or $0.28 per share for the first three months ended March 31, 2005. These reported earnings for the first quarter of 2005 are not being changed.

Based on the Public Company Accounting Oversight Board’s definition of "material weakness," restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a "material weakness" in the design or operation of internal control over financial reporting. The restatement of the Company’s financial statements for the periods noted above as a result of errors in its policies over accounting for certain leases has led management to conclude that a material weakness existed in the Company’s internal control over financial reporting as at December 31, 2004, and that Management’s Report on Internal Control over Financial Reporting as of December 31, 2004 should be restated. The Company has disclosed this to the Audit Committee, the Board of Directors and to the Company’s independent registered public accounting firm. The existence of one or more material weaknesses as of December 31, 2004 precludes management from concluding that the Company’s internal controls over financial reporting were effective as of year end. As a result, the Company will receive an adverse opinion on internal control over financial reporting from its independent registered public accounting firm.

The Company also announced that it has filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission seeking to extend the deadline for filing its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 up to five calendar days in order to calculate accurately the precise impact of the lease accounting on the historical financial statements. The Company expects to file its Form 10-Q for the fiscal quarter ended March 31, 2005 on or before May 16, 2005.

The Company, through its principal subsidiaries, Oppenheimer & Co. Inc. and Oppenheimer Asset Management Inc., is a U.S. financial services company offering a full range of financial products and services from 83 offices in 22 states and 2 foreign jurisdictions. In addition, through its subsidiary, Freedom Investments, Inc. and the BUYandHOLD division of Freedom, the Company offers online discount brokerage and dollar-based investing services.

Certain statements in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

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FOR FURTHER INFORMATION:

A.G.,Lowenthal - (212) 668-8000 or E.K. Roberts - (416) 322-1515